                                                                    Exhibit 4.21


                        ASSIGNMENT OF SECURITY INTEREST
                    IN UNITED STATES TRADEMARKS AND PATENTS
                    ---------------------------------------

        FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, APW LTD., a Bermuda corporation (the "Parent"), APW NORTH AMERICA, INC., a Delaware corporation ("APW-NA"), the other persons or entities which are listed on the signature pages hereof as assignors or which from time to time become parties hereto as assignor (collectively, including the Parent and APW-NA, the "Assignors" and individually each a "Assignor"), hereby assign and grant to Royal Bank of Scotland, PLC for itself and as Agent for National Westminster Bank, PLC (the "Assignee"), a security interest in (i) all of the Assignors' right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto, (ii) all of the Assignors' right, title and interest in and to the United States patents and patent applications (the "Patents") set forth on Schedule B attached, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same. It is acknowledged by Assignee that this assignment is subordinate to any prior validly perfected assignment in favor of Bank of America National Association or Administrative Agent for certain Banks under a Multi Currency Credit Agreement dated as of July 31, 2000.

       THIS ASSIGNMENT is made to secure the satisfactory performance and payment of all the Obligations of each of the Assignors, pursuant to the Security

Agreement among the Assignors, the other assignors from time to time party thereto and the Assignee, dated as of March 30, 2001 (as amended from time to time, the "Security Agreement"). Upon the payment in full of all Liabilities and the termination of all Commitments, the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to the Assignors an instrument in writing releasing the security interest in the Marks and Patents acquired under this Assignment.

       This Assignment has been granted in conjunction with the security
                       ---
interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern. Capitalized terms that are not otherwise defined herein shall have the respective meanings assigned thereto in the Security Agreement.

       IN WITNESS WHEREOF, the undersigned have executed this assignment as of the___ day of May, 2001.

                                            APW LTD.


                                             /s/ James Maxwell
                                            -------------------------------
                                            By: James Maxwell
                                            Title: Assistant Treasurer

                                            DOMESTIC SUBSIDIARIES OF
                                            PARENT:

                                            APW MAY VILLE, LLC
                                            APW WRIGHT LINE LLC
                                            ASPEN POWER SYSTEMS, LLC
                                            EDER INDUSTRIES INC.
                                            VERO ELECTRONICS INC.


                                             /s/ James Maxwell
                                            -------------------------------
                                            By: James Maxwell
                                            Title: Treasurer or Assistant
                                            Treasurer, as applicable

                                            APW NORTH AMERICA INC.


                                            /s/ James Maxwell
                                            ---------------------------------
                                            By: James Maxwell
                                            Title: Treasurer

                                            DOMESTIC SUBSIDIARIES OF APW-
                                            NA:

                                            APW ENCLOSURE SYSTEMS, INC.
                                            APW-ERIE, INC.
                                            ASPEN MOTION TECHNOLOGIES INC.
                                            CAMBRIDGE AEROFLO, INC.
                                            ELECTRONIC SOLUTIONS
                                            HSP USA INC.
                                            INNOVATIVE METAL FABRICATION, INC.
                                            MCCLEAN MIDWEST CORPORATION
                                            MCCLEAN WEST INC.
                                            METAL ARTS MANUFACTURING, INC.
                                            PRECISION FABRICATION
                                            TECHNOLOGIES, INC.
                                            RUBICON USA INC.
                                            ZERO-EAST DIVISION,
                                            ZERO CORPORATION
                                            ZERO ENCLOSURES, INC.
                                            ZERO INTERNATIONAL, INC.


                                            /s/ James Maxwell
                                            ---------------------------------
                                            By: James Maxwell
                                            Title: Treasurer, Assistant
                                            Treasurer or Chief Financial
                                            Officer, as applicable

                                            APW ENCLOSURE SYSTEMS
                                            HOLDING, INC.


                                            /s/ James Maxwell
                                            ---------------------------------
                                            By:  James Maxwell
                                            Title: Treasurer

                                            APW ENCLOSURE SYSTEMS, LP by
                                            APW ENCLOSURE SYSTEMS
                                            HOLDING, INC., its General Partner



                                            /s/ James Maxwell
                                            ---------------------------------
                                            By:  James Maxwell
                                            Title: Treasurer

                                            ROYAL BANK OF SCOTLAND, PLC




                                            By:__________________________
                                            Title:

STATE OF ____________________)
                             )ss.:
COUNTY OF ___________________)

       On this___ day of May, 2001, before me personally came James Maxwell who,

being by me duly sworn, did state as follows: that he is Treasurer, Assistant

Treasurer or Chief Financial Officer of: APW LTD.; APW MAYVILLE, LLC; APW WRIGHT

LINE LLC; ASPEN POWER SYSTEMS, LLC; EDER INDUSTRIES INC.; VERO ELECTRONICS INC.;

APW NORTH AMERICA INC.; APW ENCLOSURE SYSTEMS, INC.; APW-ERIE, INC.; ASPEN

MOTION TECHNOLOGIES INC.; CAMBRIDGE AEROFLO, INC.; ELECTRONIC SOLUTIONS; HSP USA

INC.; INNOVATIVE METAL FABRICATION, INC.; MCCLEAN MIDWEST CORPORATION; MCCLEAN

WEST INC.; METAL ARTS MANUFACTURING, INC.; PRECISION FABRICATION TECHNOLOGIES,

INC.; RUBICON USA INC.; ZERO-EAST DIVISION, ZERO CORPORATION; ZERO ENCLOSURES,

INC.; and ZERO INTERNATIONAL, INC., that he is authorized to execute the foregoing Assignment on behalf of said corporation or limited liability company and that he did so by authority of the Board of Directors of said corporation or limited liability company.




                                            _________________________________
                                            Notary Public

STATE OF _______________________)
                                )ss.:
COUNTY OF_______________________)


       On this ____day of May, 2001, before me personally came Howard Lederman who, being by me duly sworn, did state as follows: that he is Vice President of APW ENCLOSURE SYSTEMS HOLDING, INC., that he is authorized to execute the foregoing Assignment on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.



                                            ________________________________
                                            Notary Public